Exhibit 11



                             Universal Heights, Inc.
         Statement Regarding the Computation of Per Share Income (Loss)

                                      THREE MONTHS ENDED            SIX MONTHS ENDED

                                     JUNE 30,     JULY 31,        JUNE 30,     JULY 31,
                                      1998         1997            1998         1997
                                      ----         ----            ----         ----
Computation of Net Income (Loss) Per Share:

Weighted average number of
   shares outstanding              14,681,000    3,426,000      14,626,000     3,426,000


Income (Loss) applicable to
   common stock:

 From continuing operations       $ 1,174,685  $  (230,498)    $ 1,547,516   $  (337,357)
                                  ===========  ===========     ===========   ===========

 From discontinued operations     $         -  $   (38,771)    $         -   $(1,614,897)
                                  ===========  ===========     ===========   ===========

  Net Income (loss)               $ 1,174,685  $  (269,269)    $ 1,547,516   $(1,952,254)
                                  ===========  ===========     ============  ===========


 Basic Income (loss) per share:


  From continuing operations      $ 0.08       $(0.07)         $ 0.11        $(0.10)
                                  =======      =======         =======       =======

  From discontinued operations    $    -       $(0.01)         $     -       $(0.47)
                                  ========     =======        ========       =======
  Net Income (loss)               $ 0.08       $(0.08)         $ 0.11        $(0.57)
                                  =======      =======         =======       =======

The dilutive effect of options and warrants increased the weighted shares by 3,106,000 shares for the three months ended June 30, 1998 and 3,107,000 shares for the six months ended June 30, 1998 resulting in diluted earnings per share of $0.07 and $0.09, respectively.